                                   HEARTPORT, INC.

                                 PLACEMENT AGREEMENT

                                    April 15, 1997
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Cowen & Company
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

         Heartport, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $75,000,000 principal amount of its 7.25% Convertible Subordinated Notes Due 2004 (the "Firm Offered Securities") to be issued pursuant to the provisions of an Indenture dated as of April 14, 1997 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee").

         The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $11,250,000 principal amount of its 7.25% Convertible Subordinated Notes Due 2004 (the "Additional Offered Securities") if and to the extent that you, as the Initial Purchasers, shall have determined to exercise the right to purchase such 7.25% Convertible Subordinated Notes Due 2004 granted to the Initial Purchasers in Section 3 hereof. The Firm Offered Securities and the Additional Offered Securities are hereinafter collectively referred to as the "Offered Securities." The Offered Securities will be convertible into shares of Common Stock, $0.001 par value of the Company (the "Underlying Securities" and, together with the Offered Securities, the "Securities").

         The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

         In connection with the sale of the Securities, the Company has prepared a final offering memorandum (the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included or incorporated by reference therein. As used herein, the term "Memorandum" shall include the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Memorandum that is filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").


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         1.   REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to, and agrees with you, that as of the date hereof:

              (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, and, (ii) the Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein.

              (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (c) The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

              (d) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Memorandum.

              (e) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and nonassessable.

              (f) This Agreement has been duly authorized, executed and delivered by the Company.

              (g) The Offered Securities have been duly authorized and, when executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will (i) be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) general equitable principles of general applicability and (ii) be entitled to the benefits of the Indenture pursuant to which such securities are to be issued.

              (h) The Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved and, when issued upon conversion of such Offered Securities in accordance with the terms of such Offered Securities,


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will be validly issued, fully paid and non-assessable and the issuance thereof will not be subject to any preemptive rights or similar rights.

              (i) Each of the Indenture and the Registration Rights Agreement dated as of April 15, 1997 among the Company and the Initial Purchasers (the "Registration Rights Agreement") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by (x) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability.

              (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company, or to the extent such contravention would have a material adverse effect upon the Company and its subsidiaries, taken as a whole, any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, Registration Rights Agreement or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except as may be required under federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

              (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Memorandum.

              (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject and which, if adversely decided, would have a material adverse effect on the Company, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the, Registration Rights Agreement or the Offered Securities or to consummate the transactions contemplated by the Memorandum.

              (m) The Company possesses all consents, approvals, orders, certificates, authorizations and permits issued by and has made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct its business and to own, lease, license and use its properties in the manner described in the Memorandum, and the Company has not received any notice of proceedings related to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the


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Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Memorandum.

              (n) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (o) Except as described in the Memorandum, the Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary (in any material respect) to conduct its business in the manner described in the Memorandum and, except as disclosed in the Memorandum, the Company has not received any notice of infringement or conflict with (and the Company knows of no infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect upon the Company and, except as disclosed in the Memorandum, the discoveries, inventions, products or processes of the Company referred to in the Memorandum do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company which could have a material adverse effect on the Company.

              (p) Subsequent to the date of the Memorandum, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
(ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Memorandum.

              (q) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the offered securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Securities (as those terms are used in Regulation D under the Securities
Act) , or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.


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              (r)  The Company is not an "investment company" or an entity
"controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

              (s) Assuming the representations and warranties of each of the Initial Purchasers in Section 6 hereof are true and compliance by the Initial Purchasers with the covenants made by it in such Section 6, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers in the manner contemplated by the Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

              (t) There is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of a registration statement pursuant to the provisions of the Registration Rights Agreement or the sale of any shares thereunder.

              (u) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (v) In the ordinary course of its business, the Company conducts, from time to time, a review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (w) No material labor dispute with the employees of the Company exists, except as described in or contemplated by the Memorandum, or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse effect on the Company or its subsidiaries, taken as a whole.

              (x) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that


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term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Offered Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) has complied with the offering restrictions requirement of Regulation S.

              (y) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         2. OFFERING. You have advised the Company that you, as the Initial Purchasers, will make an offering of the Offered Securities purchased by you hereunder on the terms to be set forth in the Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. PURCHASE AND DELIVERY. The Company hereby agrees to sell to the Initial Purchasers, and the Initial Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Offered Securities at a purchase price of 97% of the principal amount thereof plus accrued interest, if any, from April 18, 1997 to the date of payment and delivery.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Offered Securities, and the Initial Purchasers shall have a one-time right to purchase up to $11,250,000 principal amount of Additional Offered Securities at a purchase price of 97% of the principal amount thereof plus accrued interest, if any, from April 18, 1997 to the date of payment and delivery. Additional Offered Securities may be purchased as provided in this Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Offered Securities.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co., Incorporated, it will not, during the period ending 90 days after the date of the Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of any securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or
(C) stock options not exercisable during such period granted by the Company under the Company's 1996 Stock Option Plan (the "1996 Plan"), as in effect on the date hereof.

         Payment for the Firm Offered Securities shall be made against delivery of the Firm Offered Securities at a closing to be held at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025 at


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10:00 A.M., local time, on April 18, 1997, or at such other time on the same or such other date, not later than May 18, 1997, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Firm Offered Securities shall be made to the Company in immediately available funds.

         Payment for any Additional Offered Securities shall be made against delivery of the Additional Offered Securities at a closing to be held at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP,
155 Constitution Drive, Menlo Park, California 94025 at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor earlier than two (2) business days nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Initial Purchasers to the Company of its determination to purchase a number, specified in said notice, of Additional Offered Securities, or on such other date, in any event not later than May 18, 1997 as shall be designated in writing by the Initial Purchasers. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Offered Securities shall be made to the Company in immediately available funds. The notice of the determination to exercise the option to purchase Additional Offered Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         Certificates for the Offered Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Offered Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Initial Purchasers duly paid, against payment of the purchase price therefor.

         4. CONDITIONS TO CLOSING. The obligations of the Initial Purchasers under this Agreement to purchase the Firm Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance and observance by the Company in all material respects of all covenants and agreements herein, contained on its part to be performed and observed and the following conditions:

              (a) Subsequent to the date of this Agreement and prior to the Closing Date,

                   (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                   (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company, from that set forth in the Memorandum that, in


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your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Memorandum.

              (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

              (c) You shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel for the Company, dated the Closing Date, to the effect set forth in EXHIBIT A.

              (d) You shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett, special counsel to the Company, dated the Closing Date, to the effect set forth in EXHIBIT B.

              (e) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in EXHIBIT C.

              (f) You shall have received on the Closing Date an opinion of Townsend & Townsend and Crew, patent counsel for the Company, dated the Closing Date, to the effect that:

                   (i) Such counsel represents the Company in certain matters relating to intellectual property, including patents and certain trademark matters;

                   (ii) Such counsel is familiar with the technology used by the Company in its business and the manner of its use and has read the portions of the Memorandum "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology; Risks of Future Litigation" and "Business -- Intellectual Property and Other Proprietary Rights" (collectively, the "Intellectual Property Portion");

                   (iii) The Intellectual Property Portion contains accurate descriptions of the Company's patent applications, issued and allowed patents, and patents licensed to the Company and fairly summarizes the legal matters, documents and proceedings relating thereto;

                   (iv) Based upon a review of the third party rights made known to counsel and discussions with Company scientific personnel, such counsel is not aware of any valid United States or foreign patent that is or would be infringed by the activities of the


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Company in the manufacture, use or sale of any presently proposed product, as described in the Memorandum.

                   (v) Such counsel has reviewed the Company's patent applications filed in the U.S. and outside the U.S. (the "Applications") and the Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; the inventions described in the Applications are assigned or licensed to the Company; to such counsel's knowledge, except for patents where the Company has obtained a field of use license, no other entity or individual has any right or claim in any of the inventions, Applications, or any patent to be issued therefrom, and in such counsel's opinion each of the Applications discloses patentable subject matter; and

                   (vi) Such counsel is aware of no pending or threatened judicial or governmental proceedings relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject and such counsel is not aware of any pending or threatened action, suit or claim by others that the Company is infringing or otherwise violating any patent rights of others, nor is such counsel aware of any rights of third parties to any of the Company's inventions described in the Applications, issued, approved or licensed patents which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Memorandum, including the commercialization of its Endovascular Cardiopulmonary Bypass System, Port-Access CABG System, Port-Access MVR System, Port-Access AVR System and other port-access products currently under development; and

                   (vii) Such counsel has no reason to believe that the information contained in the Intellectual Property Portion of the Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (g) You shall have received on the Closing Date an opinion of Covington & Burling, regulatory affairs counsel for the Company, dated the Closing Date, to the effect that

                   (i) Such counsel represents the Company in certain matters relating to the United States Federal Food Drug and Cosmetic Act (the "FFDC Act") and related government regulatory matters.

                   (ii) Such counsel is familiar with the technology of the Company and has read the portions of the Memorandum entitled "Risk Factors -- No Assurance of Regulatory Clearance or Approval; Significant Domestic and International Regulation," "Business--Regulatory Status," and "Business--Government Regulation" (the "Regulatory Portion"), and in such counsel's opinion, insofar as the Regulatory Portion constitutes a description of the FFDC Act and discussions of FDA regulations or other requirements, the Regulatory Portion is accurate and complete in all material respects.


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

                   (iii) Such counsel has no reason to believe that the Regulatory Portion contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

              (h) You shall have received, on each of the date hereof and the Closing Date, a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date use a "cut-off date" not earlier than the date hereof.

              (i) The "lock-up" agreements between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

              (j)  The Company shall have complied with the provisions of
Section 6(a) hereof with respect to the furnishing of the Memorandum on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

              (k) The Company shall have amended or terminated its Loan and Security Agreement with Silicon Valley Bank entered into as of December 31, 1996 to the satisfaction of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Initial Purchasers.

              (l) The Company shall have amended the Rights Agreement (as defined in the Memorandum) to provide that such Rights shall be issued to holders of the Securities who convert the Securities into Underlying Securities subsequent to the Distribution Date (as defined in the Rights Agreement).

         The Initial Purchasers' obligation to purchase Additional Offered Securities hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered Securities and other matters related to the issuance of the Additional Offered Securities.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants as follows:

              (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

              (b) Before amending or supplementing the Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

              (c) If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary in your good faith judgment to amend or supplement the Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers it is necessary to amend or supplement the Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Memorandum so that the statements in the Memorandum as so amended or supplemented will not, in the light of the circumstances when the Memorandum is delivered to a purchaser, be misleading or so that the Memorandum, as so amended or supplemented, will comply with applicable law.

              (d) To cooperate with the Initial Purchasers and its counsel in connection with the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

              (e) Whether or not any sale of such Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of the Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, unless otherwise agreed to between the Company and the Trustee, provided that in no event will the Initial Purchasers be responsible for the fees of the Trustee and its counsel, (iv) the qualification of such Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda
(v) the printing and delivery to the Initial Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities and (vii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in any appropriate market system.

              (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Offered Securities in a manner which would require the registration under the Securities Act of such Securities.

              (g) Not to solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

              (h) While any of the Offered Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Offered Securities the information specified in Rule 144A(d) (4) under the Securities Act, unless the Company is then subject to
Section 13 or 15(d) of the Exchange Act.

              (i) If requested by you, to use its best efforts to permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

              (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offered Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S.

              (k) The Company shall amend or terminate its Loan and Security Agreement with Silicon Valley Bank entered into as of December 31, 1996 to the satisfaction of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Initial Purchasers.

              (l) The Company shall amend its Rights Agreement as defined in the Memorandum to provide that such Rights shall be issued to holders of the Securities who convert the Securities to Underlying Securities subsequent to the Distribution Date as defined in the Rights Agreement.

              (m) The Company shall use its best efforts to have obtained a rating of the Securities by a nationally recognized rating agency on or prior to ninety (90) days after the date of the Memorandum.

         6.   OFFERING OF SECURITIES:  RESTRICTIONS ON TRANSFER.

              (a) Each of the Initial Purchasers represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each of the Initial Purchasers agrees with the Company that (a) it will not solicit offers for, or offer to sell, such Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) it will solicit offers for such Offered Securities only from, and will offer such Offered Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (i) QIBs or (ii) other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act ("institutional accredited investors") that, prior to their purchase of the Offered Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act.

              (b) Each of the Initial Purchasers represents, warrants, and agrees with respect to offers and sales that:

                   (i) it understands that no action has been or will be taken in any jurisdiction by the Initial Purchasers that would permit a public offering of the Offered Securities, or possession or distribution of the Memorandum or any other offering or publicity material relating to the Offered Securities, in any country or jurisdiction where action for that purpose is required;

                   (ii) each of the Initial Purchasers will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Securities or has in its possession or distributes the Memorandum or any such other material, in all cases at its own expense;

                   (iii) the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                   (iv) each of the Initial Purchasers has not offered the Offered Securities and will not offer and sell the Offered Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (or Option Closing Date, if later), only in accordance with Rule 903 of Regulation S or as otherwise permitted in paragraph (a) above. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and the Initial Purchasers, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                   (v) each of the Initial Purchasers has (1) not offered or sold and will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 ("Regulations"); (2) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (3) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Offered Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)

(Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on;

                   (vi) each of the Initial Purchasers understands that the Offered Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Offered Securities, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

                   (vii) each of the Initial Purchasers agrees that, at or prior to confirmation of sales of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
         (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 6 have the meanings given to them by Regulation S.

         7.   INDEMNIFICATION AND CONTRIBUTION.

              (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchasers furnished to the Company in writing by any Initial Purchasers expressly for use therein.

              (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Memorandum and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Memorandum or any amendments or supplements thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of such Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of such Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers in respect thereof, in each case as set forth in the Memorandum, bear to the aggregate offering price of such Offered Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold by it in the initial placement of such Offered Securities were offered to investors exceeds the amount of any damages that the Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any person controlling the Initial Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any a securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses
(a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Memorandum.

         9. MISCELLANEOUS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                       Very truly yours,

                                       HEARTPORT, INC.



                                       By: /s/ David B. Singer
                                          --------------------------------

                                       Name: David B. Singer

                                       Title: Senior Vice President, Finance
                                              and Chief Financial Officer


Agreed, April 15, 1997

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
COWEN & COMPANY



By: /s/ Katina Dorton
   --------------------------------
    Katina Dorton, Vice President

                                      EXHIBIT A


                                      OPINION OF
                               GUNDERSON DETTMER STOUGH
                           VILLENEUVE FRANKLIN & HACHIGIAN


         The opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, counsel for the Company, to be delivered pursuant to Section 4(c) of the Placement Agreement shall be to the effect that:

         1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Memorandum (references herein to the Memorandum being taken to mean the same, as amended or supplemented as of the date hereof), and is duly qualified to transact business and is in good standing in each jurisdiction in which ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         2. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Memorandum;

         3. The shares of Common Stock outstanding prior to the issuance of the Notes have been duly authorized, and are validly issued and non-assessable and, to our knowledge, fully paid;

         4. The Indenture has been duly authorized, executed and delivered by the Company;

         5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company;

         6.   The Offered Securities have been duly authorized;

         7. The shares of Common Stock initially issuable on conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon conversion in accordance with the terms of the Indenture, will have been validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or, to our knowledge, similar rights;

         8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to the best of our knowledge, any material agreement which was filed with the Company's annual report on Form 10-K or which would be required to be filed with an annual report on Form 10-K if such report was due as of the date of the Memorandum, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities except such as has been obtained or may be required (x) by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Securities by you, and (y) in connection with the performance by the Company of its obligations under the Registration Rights Agreement;

         9. Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject and which, if adversely decided, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or prevent the Company from performing its obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Offered Securities or consummating the transactions contemplated by such agreements, provided that such counsel need not express any opinion as to the matters covered by the opinion of Simpson, Thacher;

         10. The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

         11. To the knowledge of such counsel, there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the registration statement on Form S-3 pursuant to the terms of the Registration Rights Agreement;

         12. The statements in the Memorandum under the captions "Description of Notes," "Description of Capital Stock," "Business--Strategic Relationships," "Plan of Distribution" and "Transfer Restrictions," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

         13. The statements in the Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein;

         14. Each document incorporated by reference in the Memorandum (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion), complied as to form when filed with the commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) they confirm that they have no reason to believe that (except for financial statements and schedules and other financial data therein, as to which they express no belief) the Memorandum as of the date thereof contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except for financial statements and schedules and other financial data therein, as to which they express no belief) the Memorandum as of the date thereof and such date or dates as such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         15. Based upon the representations, warranties and agreements of the Company, including those contained in Sections 1(q), l(t), l(x), l(y), 1(z), 5(f), 5(g), 5(h) and 5(j) of the Placement Agreement and of the Initial Purchasers (as defined in the Memorandum) in Section 6 of the Placement Agreement and on the representations and agreements contained in the section "Transfer Restrictions" of the Memorandum, and assuming compliance therewith, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers under the Placement Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with Section 6 of the Placement Agreement to register the Offered Securities or the Underlying Securities (other than as required by the Registration Rights Agreement) under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Offered Security or Underlying Securities.